Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 33-17073, 33-35152, and 33-79450)
pertaining to the 1985 Long-Term Incentive Plan of L. B. Foster Company, as amended and restated, of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of L. B. Foster Company included in the Form 10-K for the year ended December 31, 1996.



      /s/ Ernst & Young LLP
      ----------------------
          Ernst & Young LLP

Pittsburgh, Pennsylvania
March 26, 1997